UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 25, 2015

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16 South Pennsylvania Avenue,

Oklahoma City, Oklahoma 73107

Registrant’s telephone number, including area code: (713) 351-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 25, 2015, LSB Industries, Inc. (the “Company”) received a notice of resignation from David R. Goss, Executive Vice President of Operations, effective January 1, 2016.

(e) As a result of this notice, the Company and Mr. Goss expect to enter into a severance and release agreement, which is expected to provide: (i) Mr. Goss severance payments totaling $310,000, subject to his execution and non-revocation of a release, to be paid over a twelve-month period beginning January 1, 2016 (ii) the Company to transfer to Mr. Goss the Company vehicle he is currently using for business purposes on January 1, 2016, and (iii) the Company to provide continued medical and dental coverage at its expense for eighteen months beginning January 1, 2016.

The terms of the severance and release agreement are under discussion and may vary from those described above. If the final terms vary materially from this description, the Company will describe the final terms in an amendment to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2015

LSB INDUSTRIES, INC.

By:	/s/ Mark T. Behrman
Name:	Mark T. Behrman
Title:	Executive Vice President of Finance and Chief Financial Officer